UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2022
(May 12, 2022)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Texas-New Mexico Power Company
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
Telephone Number - (972) 420-4189
Commission File No. - 002-97230
IRS Employer Identification No. - 75-0204070
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Series 2022A Bonds

On May 12, 2022, PNM Resources, Inc.’s indirect wholly-owned subsidiary, Texas-New Mexico Power Company (“TNMP”), issued $65,000,000 aggregate principal amount of its 4.13% First Mortgage Bonds, due May 12, 2052, Series 2022A (the “Series 2022A Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Series 2022A Bonds were sold by TNMP to institutional accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Bond Purchase Agreement dated April 27, 2022 (the “Series 2022 Bond Purchase Agreement”). The Series 2022 Bond Purchase Agreement was filed as Exhibit 10.9 to TNMP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 28, 2022.

The Series 2022A Bonds were issued pursuant to TNMP’s First Mortgage Indenture dated as of March 23, 2009 (the “First Mortgage Indenture”), between TNMP and U.S. Bank Trust Company, National Association (ultimate successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”), as previously supplemented and amended and as further supplemented by the Fifteenth Supplemental Indenture thereto, dated as of May 12, 2022, between TNMP and the Trustee (the “Fifteenth Supplemental Indenture” and, together with the First Mortgage Indenture, the “Series 2022A Indenture”). The Series 2022A Bonds are secured by a first mortgage lien on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts and other exceptions as are permitted by the Series 2022A Indenture, and rank equally in right of payment with all other securities theretofore or thereafter issued under the First Mortgage Indenture.

Interest on the Series 2022A Bonds is payable semiannually on May 12 and November 12 of each year, commencing on November 12, 2022, at a fixed rate of 4.13% per annum. TNMP may, upon not less than ten nor more than sixty days’ prior written notice (unless the holders of more than 50% of the principal amount of the then-outstanding Series 2022A Bonds of the applicable series agree in writing to another time period), prepay at any time all, or from time to time any part of, the Series 2022A Bonds of any series, in an amount not less than ten percent of the aggregate principal amount of the Series 2022A Bonds of such series then outstanding in the case of a partial prepayment, at a prepayment price equal to the sum of (a) 100% of the principal amount so prepaid, (b) accrued and unpaid interest thereon and (c) a make-whole amount, if any, determined for the prepayment date with respect to such principal amount. The principal amount of the Series 2022A Bonds is payable on May 12, 2052.

The Series 2022A Indenture contains events of default customary for such a transaction, including, without limitation: failure to pay interest on any Security (as defined in the Series 2022A Indenture) for sixty days after becoming due; failure to pay the principal of or premium on any Security when due; failure to comply with or breach of any covenant or warranty contained in the Series 2022A Indenture, subject to a ninety day cure period after written notice of default has been delivered; and certain events relating to reorganization, bankruptcy and insolvency of TNMP. If an “Event of Default” (as defined in the Series 2022A Indenture) occurs and is continuing, the Trustee or the holders of not less than thirty-three percent in principal amount of the Securities then outstanding may declare the principal amount of all Securities then outstanding to be immediately due and payable.

In addition, the Fifteenth Supplemental Indenture contains bond repurchase events (subject to a fifteen day cure period), including, without limitation: actions by TNMP or any Controlled Entity (as defined in the Fifteenth Supplemental Indenture) which subject a Series 2022A Bond holder to terrorism sanctions regulations; the sale or lease of TNMP’s assets in excess of specified thresholds during any calendar year; defaults in respect to obligations relating to certain debt; failure to deliver to each institutional investor Series 2022A Bond holder certain financial and business information related to TNMP; failure to maintain a ratio of consolidated indebtedness to consolidated capitalization of less than or equal to 0.65 to 1.0; and material misrepresentations of any representation or warranty contained in the Fifteenth Supplemental Indenture. If a “Bond Repurchase Event” (as defined in the Fifteenth Supplemental Indenture) occurs and is continuing, TNMP must repurchase the Series 2022A Bonds for a purchase price equal to the aggregate principal amount of the Series 2022A Bonds then outstanding, plus all accrued and unpaid interest thereon and a make-whole amount determined for the Bond Repurchase Event date with respect to such principal amount.

The Fifteenth Supplemental Indenture further includes a provision whereby a change in control in TNMP or PNM Resources Inc. (other than the pending merger between Avangrid, Inc. and PNM Resources, Inc.) would obligate TNMP to offer to prepay all of the Series 2022A Bonds at one-hundred percent (100%) of the principal amount of the Series 2022A Bonds, plus all accrued and unpaid interest thereon, but without any make-whole amount or other premium.

The above description of the Series 2022A Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Fifteenth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and the First Mortgage Indenture, as previously amended and supplemented, and as previously filed, each of which is incorporated herein by reference. The form of Series 2022A Bonds, which is included as a part of the Fifteenth Supplemental Indenture, is incorporated herein by reference.

Increase Supplement, Sixteenth Supplemental Indenture, and Series 2022B Bonds

On March 11, 2022, TNMP entered into a $75.0 million secured fourth amended and restated credit agreement among TNMP, the lenders party thereto, and KeyBank National Association (“KeyBank”), as administrative agent (the “TNMP 2022 Revolving Credit Agreement”). The TNMP 2022 Revolving Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 11, 2022. The TNMP 2022 Revolving Credit Agreement contains an accordion feature which would allow TNMP to increase the size of the credit facility from $75.0 million to up to $100.0 million, subject to certain conditions including adding one or more existing or new lenders to assume the additional amount and having additional first mortgage bonds of TNMP issued to secure the full increased credit facility.

Borrowings under the TNMP 2022 Revolving Credit Agreement were secured by $75.0 million aggregate principal amount of a series of first mortgage bonds of TNMP (the “Series 2009C Bonds”) issued on April 30, 2009, pursuant to the First Mortgage Indenture, as supplemented by the Third Supplemental Indenture, dated as of April 30, 2009, between TNMP and the Trustee (the “Third Supplemental Indenture”), as amended by a First Amendment, dated as of December 16, 2010, between TNMP and the Trustee (the “Amendment”). The First Mortgage Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed on March 27, 2009, the Third Supplemental Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed on May 6, 2009, and the Amendment was filed as Exhibit 4.1 to the Current Report on Form 8-K filed on December 17, 2010.

On May 13, 2022, TNMP exercised the accordion feature by entering into an increase supplement (the “Increase Supplement”) to the TNMP 2022 Revolving Credit Agreement (as supplemented, the “Credit Agreement”). The Credit Agreement now provides TNMP with a revolving credit facility for up to $100.0 million.

The above descriptions of the TNMP 2022 Revolving Credit Agreement and the Increase Supplement do not purport to be a complete statement of the parties’ rights and obligations thereunder. Such descriptions are qualified in their entirety by reference to the TNMP 2022 Revolving Credit Agreement, filed as Exhibit 10.1 to the Form 8-K filed on March 11, 2022, and the Increase Supplement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, each of which is incorporated herein by reference.

In connection with the Increase Supplement, on May 13, 2022, TNMP issued $100,000,000 aggregate principal amount of its First Mortgage Bonds, Series 2022B (the “Series 2022B Bonds”) in exchange for the Series 2009C Bonds pursuant to the First Mortgage Indenture, as previously supplemented and amended and as further supplemented by the Sixteenth Supplemental Indenture thereto, dated as of May 13, 2022, between TNMP and the Trustee (the “Sixteenth Supplemental Indenture” and, together with the First Mortgage Indenture, the “Series 2022B Indenture”). Borrowings under the Credit Agreement are now secured by the Series 2022B Bonds and, in connection therewith on May 13, 2022, the Trustee cancelled the Series 2009C Bonds.

The above description of the Series 2022B Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Sixteenth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3, and the First Mortgage Indenture, as previously amended and supplemented, and as previously filed, each of which is incorporated herein by reference. The form of Series 2022B Bonds, which is included as a part of the Sixteenth Supplemental Indenture, is incorporated herein by reference.

The Series 2022A Bonds and the Series 2022B Bonds are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to purchase the Series 2022A Bonds or the Series 2022B Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number    Description

4.1    Fifteenth Supplemental Indenture, dated as of May 12, 2022, between Texas-New Mexico Power Company and U.S. Bank Trust Company, National Association, as Trustee.

4.2    Form of Series 2022A Bonds (included in Exhibit 4.1)

4.3    Sixteenth Supplemental Indenture, dated as of May 13, 2022, between Texas-New Mexico Power Company and U.S. Bank Trust Company, National Association, as Trustee.

4.4    Form of Series 2022B Bonds (included in Exhibit 4.3).

10.1    Increase Supplement, dated as of May 13, 2022, to the Fourth Amended and Restated Credit Agreement, dated as of March 11, 2022, among Texas-New Mexico Power Company, the lenders party thereto and KeyBank National Association, as Administrative Agent.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: May 16, 2022	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)